AMENDED AND RESTATED LOAN AGREEMENT
                                      BY AND BETWEEN
                                  WHITNEY NATIONAL BANK
                                           AND
                              SUPERIOR ENERGY SERVICES, INC.


               This Amended and Restated Loan Agreement (the "Agreement") is entered into on this 5th day of November, 1997, by and between Whitney National Bank ("Bank") and Superior Energy Services, Inc. ("Borrower") and constitutes an amendment and restatement of the Loan Agreement by and between Bank and Borrower dated October 14, 1997 (the "Existing Loan Agreement").

                                   I.  Definitions

              1.01 For all purposes of this Agreement, unless otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

               "Acquisition" shall mean the purchase, merger with or other acquisition by Borrower or any Subsidiary, after the date hereof, of (i) the stock or other equity interest (in whole or in part) in any entity, which, after such Acquisition will be a Subsidiary and will be primarily engaged in the Company Business or (ii) all or substantially all of the assets of any entity which will be used in the Company Business.

               "Advance" shall mean a disbursement of a Loan in accordance herewith.

               "Applicable Margin" shall mean, the rate of interest per annum shown in the applicable column below:


                                Level I     Level II   Level III  Level IV

  If Ratio of Consolidated       < 1.0       < 2.0       < 3.0     > 3.0
  Total Debt as of the end of                > 1.0       > 2.0
  the immediately preceding
  fiscal quarter to
  Consolidated EBITDA for the
  immediately preceding four
  (4) fiscal quarters is

  Applicable Margin              1.50%       1.75%       2.00%      2.25%


          The Applicable Margin shall commence at Level I and shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four
          (4) fiscal quarters. If Borrower should fail to deliver in a timely manner a certificate required under Section 5.02(a)(vi) hereof, then, until Borrower shall have provided such certificate, it shall be presumed that the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four
          (4) fiscal quarters was greater than 3 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

               "Borrower's Agent" shall mean any one of Terence E. Hall or any other person subsequently authorized by a corporate resolution, duly authorized and adopted by the board of directors of Borrower in form acceptable to Bank. Until Borrower notifies Bank in writing of the withdrawal of Borrower's Agent's rights and powers, Bank shall be able to rely conclusively upon Borrower's Agent's right to borrow and incur Loans on behalf of Borrower.

               "Borrowing Base" shall mean, as of the date of determination thereof, an amount equal to the lesser of (a) $45,000,000.00 or
          (b) eighty-five (85%) percent of the base amounts owed on all Eligible Accounts as of such date plus fifty (50%) percent of all Eligible Inventory as of such date plus seventy (70%) percent of all Consolidated Property, Plant & Equipment as of such date.

               "Business Day" shall mean any day on which banks are required to be open to carry on normal business in the State of Louisiana.

               "Capital Expenditure" shall mean any expenditure which, as determined in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same, but excluding
          (i) expenditures for the restoration or replacement of fixed assets to the extent funded out of the proceeds of an insurance policy and (ii) Acquisitions.

               "Capitalized Lease Obligations" shall mean, with respect to any Person, obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

               "Collateral" shall mean the property mortgaged or encumbered by the Loan Documents.

               "Company Business" shall mean the (i) sale, lease, distribution, repair and manufacture of oil and gas related equipment, parts and supplies, (ii) the providing of services relating to the exploration, development or production of oil and gas and (iii) any other activities ancillary to the foregoing.

               "Consolidated Current Ratio" shall mean, as of any date for which its is being determined, the ratio of (a) current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (b) current liabilities of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, but excluding the principal amount of the Loans outstanding as of such date.

               "Consolidated Debt Service Coverage Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) minus Capital Expenditures of Borrower or any Subsidiary during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) minus all provisions for any federal, state, local and/or foreign income taxes made by Borrower or any Subsidiary during the immediately preceding four
          (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Interest Expense for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus the principal portion of Capitalized Lease Obligations payable by Borrower or any Subsidiary in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date).

               "Consolidated EBITDA" shall mean, for any period, the sum of the following: (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by Borrower or any Subsidiary during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses and all other non-cash items of Borrower or any Subsidiary during such period, all determined on a consolidated basis as determined in accordance with GAAP plus (c) to the extent not already included in Consolidated Net Income, the sum of (i) the earnings before depreciation, amortization, interest expense, extraordinary items and taxes during such period of any Subsidiaries acquired during such period as determined in accordance with GAAP plus (ii) any additional amount requested by Borrower and approved by Bank that is appropriate to reflect any additional earnings during such period of any Subsidiaries acquired during such period that would have been recognized if they had been a Subsidiary for the entire period minus to the extent not already included in Consolidated Interest Expense, the estimated interest expense, in an amount approved by Bank, that Borrower or any Subsidiary would have incurred during such period had any Indebtedness that Borrower or any Subsidiary incurred in connection with the acquisition of any Subsidiaries during such period been in existence for the entire period.

               "Consolidated Interest Expense" shall mean, for the period in question, without duplication, all interest expense of Borrower and its Subsidiaries (including, without limitation, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis as determined in accordance with GAAP.

               "Consolidated Net Income" and "Consolidated Net Loss" shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis as determined in accordance with GAAP, but excluding in any event the following to the extent included in the computation of net income:

               (i) any net gain or net loss (net of expenses and taxes applicable thereto) for such period resulting from the sale, transfer or other disposition of fixed or capital assets (other than inventory and other property held for resale in the ordinary course of business) as determined by GAAP;

               (ii) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

               (iii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method as determined in accordance with GAAP;

               (iv) undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

               (v) gains or losses from the acquisition or disposition of investments;

               (vi) gains from the retirement or extinguishment of any Debt;

               (vii) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such fiscal period);

               (viii) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and

               (ix) any extraordinary gains and/or losses;

          all determined in accordance with GAAP. If the preceding calculation results in a number less than zero such amount shall be considered a Consolidated Net Loss.

               "Consolidated Net Worth" shall mean, at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) at such date.

               "Consolidated Property, Plant & Equipment" shall mean, as of the date of any determination thereof, to the extent not included in Eligible Inventory, all fixed assets of Borrower and its Subsidiaries as of such date other than assets that are real property which are subject to a first security interest in favor of Bank, determined on a consolidated basis as determined in accordance with GAAP and valued at the greater of (i) net book value or (ii) upon the written request of Borrower, the fair market value of such assets as reflected on a current appraisals, obtained at Borrower's cost, directed and delivered to Bank by appraiser(s) acceptable to Bank.

               "Consolidated Scheduled Principal Payments" shall mean, for the period in question, without duplication, all scheduled principal payments of Borrower and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP.

               "Consolidated Total Debt" shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis as determined in accordance with GAAP at such date; provided that any loans of Borrower or any Subsidiary to stockholders of Borrower or any Subsidiary shall be excluded from Consolidated Total Debt to the extent that such loans are expressly subordinate to the Loans.

               "Consolidated Working Capital" shall mean, as of any date for which its is being determined, all current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP minus all current liabilities of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, but excluding the principal amount of the Loans outstanding as of such date.

               "Continuing Guaranty" shall mean the unlimited continuing guarantee of all Secured Obligations executed now or at any time hereafter by each Subsidiary, in the form of Exhibit A attached hereto and incorporated herein by reference.

               "Debt" of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred to purchase property plus (b) all Capitalized Lease Obligations of such Person.

               "Eligible Accounts" shall mean all accounts of Borrower and its Subsidiaries which are subject to a first security interest in favor of Bank that are acceptable and approved by Bank from time to time as accounts eligible to be used as a basis for an advance under the Line of Credit. Without limiting Bank's discretion to deem an account unacceptable, the following shall be ineligible to be used as a basis for an Advance: (i) any account which has remained unpaid for more than ninety (90) days from the date of invoice, (ii) any account subject to a set off or disputed by the account debtor of the account, (iii) any account which Borrower or any Subsidiary has extended the time for payment without the consent of Bank, (iv) any account owed by an account debtor which does not maintain its chief executive office in the United States or which is not organized under the laws of the United States of America, unless secured by an acceptable letter of credit subject to a first security interest in favor of Bank, (v) any account which is owed by any parent, subsidiary, affiliate, related company or shareholder of Borrower or any Subsidiary, (vi) any account due from the United States of America or any agency thereof unless proper notices of assignment have been executed and delivered in accordance with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15, and as may be required by Bank, (vii) any account in which Borrower or any Subsidiary owes or will owe any obligation to the account debtor of such account, (viii) any account arising from retainage(s) against billing(s) and (ix) any account due on consigned goods.

               "Eligible Inventory" shall mean all inventory of Borrower and its Subsidiaries which is subject to a first security interest in favor of Bank and is held for sale or lease to customers in the ordinary course of business and shall be valued at the lower of (i) the cost of each item consisting of inventory or (ii) its market value, less any Indebtedness outstanding that was incurred in connection with the purchase of such inventory.

               "GAAP" shall mean generally accepted accounting principles at the time in the United States.

               "Indebtedness" shall mean, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent that such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carrier's, warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) obligations under Capital Lease Obligations and
          (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds against loss.

               "LIBOR Base Rate" shall mean the London interbank offered rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) for deposits in U.S. dollars for a period equal to three months, which appears on the Telerate Page 3875 as of 9:00 a.m. (New Orleans time) or, if such rate can not be so determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to Bank as of the opening of business of Bank or as soon thereafter as practicable by two (2) or more major banks in the London interbank market selected by Bank for a period equal to three (3) months and in an amount equal or comparable to the principal amount of the Loans. The LIBOR Base Rate shall be adjusted quarterly on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day).

               "LIBOR Rate" shall mean the LIBOR Base Rate plus the Applicable Margin; provided that the LIBOR Rate shall never exceed the Prime Rate.

               "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, lien, judgment, garnishment, seizure, tax lien or levy (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any capitalized lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

               "Line of Credit" shall mean the credit facility made available by Bank to Borrower pursuant to Section 2.01.

               "Line of Credit Period" shall mean the period commencing on the date hereof and ending on December 31, 1997.

               "Loans" shall mean the loans to Borrower described in
          Section 2.01 hereof and in Section 3.05 hereof, with each being a Loan, and shall include all principal, interest, attorney's fees and costs owed thereon.

               "Loan Documents" shall mean this Agreement, the promissory note(s) executed by Borrower, the security documents provided for in Section 4.01 hereof, the Letter of Credit Application and Agreements provided for in Section 3.03 hereof and all other documents evidencing or securing the Secured Obligations.

               "Material Adverse Effect" shall mean a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

               "Permitted Acquisition" shall mean an Acquisition (a) solely through the issuance of common stock (or the use of the proceeds from the sale of common stock) of Borrower or of any Subsidiary after the date hereof or (b) complying with each of the following requirements: (i) the purchase price for all Acquisitions falling under this subparagraph (b) of this definition of Permitted Acquisition in any one fiscal year does not in the aggregate exceed $3,000,000.00, (ii) such Acquisition will not cause a Default and (iii) the ratio of (A) Consolidated Total Debt as of the end of the fiscal quarter immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) plus the Indebtedness to be incurred or assumed by Borrower or its Subsidiaries in connection with such Acquisition plus all Debt of any Subsidiary to be acquired as of the date of such Acquisition (to the extent not already included) to (B) Consolidated EBITDA, determined as if such Acquisition was completed, for the four (4) fiscal quarters immediately preceding the date of such Acquisition (including any fiscal quarter ending on such date) will not exceed 4.00 to 1.

               "Permitted Liens" shall mean (i) pledges or deposits by Borrower or any Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of Borrower or any Subsidiary) or leases (other than capitalized leases) to which Borrower or any Subsidiary is a party, or deposits to secure statutory obligations of Borrower or any Subsidiary or deposits of cash or U.S. Government Bonds to secure surety or appeal bonds to which Borrower or any Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent;
          (ii) Liens imposed by law, such as vendors', carriers', warehousemen's, materialmen's and mechanics' liens, incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of Borrower or any Subsidiary; (iii) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by
          Section 5.03(c)(v); (iv) Liens for taxes not yet delinquent and Liens for taxes the payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of Borrower or a Subsidiary; (v) Liens in favor of Bank, (vi) survey exceptions, issues with regard to merchantability of title, easements or reservations of, or rights of others for rights-of-way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property incidental to the conduct of the business of Borrower or any Subsidiary or to the ownership of its property which were not incurred in connection with indebtedness of Borrower or any Subsidiary, which Liens do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business taken as a whole of Borrower and its Subsidiaries, (vii) leases of or purchase money security interests against specific equipment with a book value not greater than $500,000.00 in the aggregate at any one time outstanding; (viii) any Liens not otherwise permitted hereby against any Subsidiary acquired by Borrower or any Subsidiary after October 14, 1997, not in existence for more than 90 days after the date of such Acquisition, (ix) any Liens outstanding on the date hereof against property that was owned by Dimensional Oil Field Services, Inc. or Nautilus Pipe & Tool Rental, Inc. at the time such Subsidiaries were acquired by Borrower and securing debt incurred in connection with the acquisition of such Subsidiaries and (x) any Lien against property that is owned by Sub-Surface Tools, Inc. at the time such Subsidiary is acquired by Borrower and securing debt incurred in connection with the acquisition of such Subsidiary so long as such Lien is expressly subordinate to the security interest in favor of Bank in the assets of such Subsidiary pursuant to a subordination agreement acceptable to Bank.

               "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other form of entity.

               "Prime Rate" shall mean the interest rate per annum announced from time to time by Citibank, N.A. at its main office in New York as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

               "Secured Obligations" shall mean the Loans and all obligations, indebtedness and liabilities of every kind, nature and character of Borrower to Bank, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, together with all interest, attorneys' fees, expenses of collection and costs, and further including, without limitation, obligations to Bank on any promissory notes, overdrafts, endorsements, continuing guaranties and this Agreement.

               "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder.

               "Subsidiary" shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries of Borrower, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiary of Borrower, and specifically including, but not limited to, each of the entities listed on Schedule 1.01 annexed hereto.

               "Telerate Page 3875" means the display designated as "Page 3875" of the Dow Jones Telerate Service (or such other page as may replace Page 3875 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

               1.02  Other Definitional Provisions.

               (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates or other document made or delivered pursuant hereto unless the context shall otherwise require.

               (b) Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Likewise, the definitions of words used in the singular herein shall also apply to such words when used in the plural and vice versa, unless the context shall otherwise require.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (d) Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                                  II. Loans To Borrower

               2.01 (a) Loans. Subject to the due and faithful performance of the terms and conditions of this Agreement and in any instrument or agreement executed contemporaneous herewith or as a consequence hereof and in accordance with the terms and conditions of this Agreement, Bank shall make loans to Borrower from time to time during the Line of Credit Period provided that the principal amount of the loans plus the Stated Amount of all outstanding Letters of Credit shall not at any time exceed the Borrowing Base. The Loans will bear interest on the outstanding principal balance from time to time at the rate equal to the LIBOR Rate and shall be payable interest only monthly in arrears on the last day of each month (or the immediate subsequent Business Day if any such last day is not a Business Day) commencing on November 30, 1997, with the balance of all outstanding principal and interest being due and payable on December 31, 1997. Interest on the outstanding principal owed on the Loans will be computed and assessed on the basis of the actual number of days elapsed over a year composed of 360 days. The obligation of the Borrower to repay the Loans shall be evidenced by a promissory note made payable to the order of Bank in the principal sum of $45,000,000.00, a copy of which is attached hereto as Exhibit B.

               (b) Loans Shall Never Exceed Borrowing Base. The principal amount of the Loans plus the Stated Amount of all outstanding Letters of Credit shall not at any time exceed the Borrowing Base. To the extent that the principal amount of the Loans plus the Stated Amount of all outstanding Letters of Credit exceed, at any time, the Borrowing Base, Borrower shall immediately pay such excess amounts to Bank as a payment on the Loans.

               2.02 (a) Advance Request. Upon the terms and subject to the conditions hereof, Borrower may request an Advance under the Line of Credit during a Business Day between the hours of 9:00 a.m. and 4:00 p.m. (New Orleans time). If Bank receives the Borrower's proper request for an Advance by no later than 3:00 p.m. (New Orleans time), then Bank shall make the Advance in accordance herewith on the same Business Day. If Bank receives the Borrower's request for an Advance later than 3:00 p.m. (New Orleans time), then Bank shall make the Advance in accordance herewith on the next Business Day. Each request for an Advance shall be made either by telephone calls to Bank or in writing, by delivering to Bank by mail, hand-delivery, or facsimile a request
          (i) specifying the amount to be borrowed, (ii) specifying the date the funds will be advanced and (iii) complying with the requirements of this Section. Bank shall have the right to verify the telephone requests by calling the person who made the request at the telephone number identified by the Borrower. If the Advance request is by telephone, the Borrower will confirm said request in writing within two (2) Business Days. All such Advance requests shall be made by the Borrower's Agent. Borrower agrees that only its duly authorized Borrower's Agent shall make an Advance request.

               (b) Credit Advice. All Advances shall be credited to a demand deposit account maintained by the Borrower with Bank. After the borrowing of any Advance under the Line of Credit in accordance with this Agreement, Bank will mail to the Borrower an advice showing the amount of the Advance and the amount of funds credited into the Borrower's account. Bank's failure to mail the credit advice shall not alter the Borrower's obligation to repay the Loans or make the Bank liable to the Borrower for failure to mail the credit advice.

               (c) Internal Records Shall Control. The principal amount shown on the face of the note evidencing the Loans evidences the maximum aggregate principal amount that may be outstanding from time to time under the Loans. The Borrower agrees that the internal records of Bank shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on the Loans from time to time, (ii) the amount of each Advance or Loan made to the Borrower and (iii) the amount of each principal and/or interest payment received by Bank on the Loans.

               (d) Reliance on Communications. Borrower hereby authorizes Bank to rely on telephonic, telegraphic, telecopy, telex or written or oral instructions believed by Bank in good faith to have been sent, delivered or given by Borrower's Agent with respect to any request to make a Loan or a repayment hereunder, and on any signature which Bank in good faith believes to be genuine.

               2.03 Prepayment. Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part without penalty by paying all or a portion of the unpaid principal balance of the Loans, as applicable, plus accrued interest through the date of prepayment.

               2.04 Changes in or Illegality with Respect to LIBOR Rate. In the event that Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (a) at any time, that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate;

               (b) at any time, that Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loans because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (i) a change in the basis of taxation of payment to Bank of the principal or interest on the Loans accruing interest based upon the LIBOR Rate (except for changes in the rate of tax on, or determined by reference to, the net income or profits of Bank) or (ii) a change in official reserve requirements; or

               (c) at any time, that the making or continuance of a loan accruing interest based upon the LIBOR Rate has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market;

          then, and in any such event, Bank shall promptly give notice (by telephone confirmed in writing) to Borrower. Thereafter (i) in case of clause (a) or (c) above, Borrower agrees that interest on the Loans shall accrue, and Borrower agrees to pay interest, at a rate equal to the Prime Rate until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist and (ii) in the case of clause (b) above, Borrower agrees to pay to Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as agreed to by Bank and Borrower) as shall be required to compensate Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to Bank, showing the basis for the calculation thereof, submitted to Borrower by Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto). Bank agrees that if it gives notice to Borrower of any of the events described in clause (a), (b) or (c) above, it shall promptly notify Borrower if such event ceases to exist.

              2.05. Use of Proceeds. The Borrower shall use the proceeds of the Loans for Permitted Acquisitions and other general corporate purposes, including without limitation, for the purpose of making loans to Subsidiaries for working capital and other corporate purposes of such Subsidiaries.

               2.06 (a) Commitment Fee. Borrower shall pay to Bank, in arrears, on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day) and on the last day of the Line of Credit Period, a commitment fee (the "Commitment Fee") equal to 1/4 of 1% of the unused Line of Credit during the preceding fiscal quarter, or portion thereof, which unused Line of Credit shall be arrived at by dividing the sum of the unused Line of Credit for each day of that quarter as of the close of each day, by 90. The unused Line of Credit shall be defined as (x) $45,000,000.00 minus (y) the sum of (1) all outstanding Loans and
          (2) the Stated Amount of all outstanding Letters of Credit.

               (b) Origination Fee. Borrower shall pay to Bank an origination fee equal to 1/4 of 1% of $45,000,000.00. Bank will credit such origination fee to any origination fee due by Borrower in connection with any facility made available by Bank (or by Bank and one or more other lenders pursuant to which Bank is the agent) to amend, restate or take out the Line of Credit (a "Restated Facility"). Nothing contained in this Section 2.06 shall be construed to constitute a commitment by Bank to make available a Restated Facility or any other loan.

               (c) Termination or Reduction of Line of Credit. Borrower may, upon three (3) Business Days' prior written notice to Bank, terminate entirely at any time or reduce from time to time by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00 the unused portion of the Line of Credit; provided, however, that (i) at no time shall the Line of Credit be reduced to a figure less than the principal amount of the Loans outstanding plus the Stated Amount of all outstanding Letters of Credit, (ii) at no time shall the Line of Credit be reduced to a figure less than $5,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Line of Credit. Borrower agrees to pay to Bank a termination or reduction fee on the effective date of each reduction or any termination in the Line of Credit pursuant to this Section 2.06(c) equal to 1/10 of 1% of the amount of each such reduction or any termination. No termination or reduction fee will be due in connection with any Restated Facility.

                               III. Letters of Credit

               3.01 Issuance of Letters of Credit. Subject to the due and faithful performance of the terms and conditions of this Agreement and in any instrument or agreement executed contemporaneous herewith or as a consequence hereof and in accordance with the terms and conditions of this Agreement, Bank shall issue, from time to time prior to the expiration of the Line of Credit Period for the account of Borrower or for the account of Borrower and any Subsidiary and for the benefit of any holder, irrevocable stand-by letters of credit up to an aggregate total Stated Amount of $5,000,000.00 at any one time outstanding (each a "Letter of Credit"), each for a maximum term not to extend beyond the Line of Credit Period; provided that the principal amount of the Loans plus the Stated Amount of all outstanding Letters of Credit shall not at any time exceed the Borrowing Base. A Letter of Credit may only be utilized to guaranty or support the payment of obligations of Borrower or any Subsidiary to third parties incurred in the ordinary course of business.

               3.02 Existing Letters of Credit. The letters of credit listed on Schedule 3.02 shall be deemed an outstanding Letters of Credit under this Agreement and shall be governed by the terms and provisions of this Agreement.

               3.03 Letter of Credit Application and Agreement. Prior to the issuance of any Letter of Credit hereunder, Borrower, and if the Letter of Credit is to be issued for the account of Borrower and a Subsidiary, such Subsidiary, shall have executed and delivered to Bank a Letter of Credit Application and Agreement for the issuance thereof on Bank's standard forms and in accordance with Bank's usual procedures, with Borrower and any Subsidiary executing same to be jointly, severally and solidarily liable thereunder.

               3.04 Commitment Fee. For each Letter of Credit, Borrower shall pay to Bank an annual nonrefundable commitment fee payable quarterly in an amount equal to the rate determined by Bank and Borrower prior to the issuance of the Letter of Credit (calculated on an actual day, 360 day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the period in question) of each such Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in arrears with respect to each Letter of Credit on the last Business Day of each calendar quarter during the term of each respective Letter of Credit and on the termination thereof (whether at its stated maturity or earlier). Borrower further agrees to pay to Bank all reasonable administrative fees of Borrower in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit and standard negotiation charges upon demand from time to time.

               3.05 Payment or Disbursement. Any payment or disbursement made by Bank with respect to a Letter of Credit shall be deemed to be an Advance by Bank of a Loan, and shall be subject to all of the terms and conditions applicable to the Loans. To the extent that any Letter of Credit remains outstanding on the last day of the Line of Credit Period, Bank shall retain all of the Collateral for the Loans until such time as the Letter of Credit is extinguished and amounts drawn thereunder paid in full, notwithstanding the full repayment and satisfaction of all Secured Obligations other than those created by the Letter of Credit. The Collateral retained shall then serve as security for the repayment of any amounts that may be drawn down under the Letters of Credit.

                                      IV.  Security

               4.01 Security Documents. The Secured Obligations shall, together with any other security documents now or hereafter existing in favor of Bank, be secured by the following security documents:

               (a) Security agreements and financing statements whereby Borrower and each Subsidiary, except 1105 Peters Road, Inc., grants Bank a lien and security interest in all accounts, all chattel paper, all general intangibles, all equipment, and all inventory of Borrower and each Subsidiary subject to no Liens other than Permitted Liens.

               (b) A Continuing Guarantee of each Subsidiary, except 1105 Peters Road, Inc.

               (c) A Security Agreement whereby Borrower grants Bank a lien and security interest in the outstanding common stock of each Subsidiary subject to no other Liens.

               4.02 New Subsidiaries. Within fifteen (15) days of the creation or acquisition of any Subsidiary, in each case, in accordance with the terms of this Agreement, any such new Subsidiary shall, (a) execute and deliver to Bank a Continuing Guarantee in form of Exhibit A annexed hereto and (b) execute a Security Agreement in the form of Exhibit C annexed hereto and financing statement(s) relating thereto granting Bank a security interest in the movable assets of such Subsidiary subject to no Liens other than Permitted Liens, as security for the Secured Obligations. If 1105 Peters Road, Inc. acquires additional property or commences to conduct business of a nature not conducted by such Subsidiary on the date hereof, then, notwithstanding the provisions of Section 4.01 hereof, 1105 Peters Road, Inc. will promptly (a) execute and deliver to Bank a Continuing Guarantee in form of Exhibit A annexed hereto and (b) execute a Security Agreement in the form of Exhibit C annexed hereto and financing statement(s) relating thereto granting Bank a security interest in its movable assets subject to no Liens other than Permitted Liens, as security for the Secured Obligations.

               4.03 Further Documents. Should Bank choose to make any Loan prior to obtaining all of the Loan Documents and other documents required hereby, Borrower shall deliver or arrange to have delivered such Loan Documents and documents upon the request of Bank. Borrower and each Subsidiary will promptly cure any defects in the creation, execution and delivery of the Loan Documents. Borrower will promptly execute and deliver, and arrange for each Subsidiary to execute and deliver, to Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and its Subsidiaries in the Loan Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out in any of the Loan Documents, or to make, perfect, protect or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any contracts, all as may be necessary or appropriate in connection therewith.

               4.04 Reimbursement of Expenses. Borrower agrees (i) to promptly pay or reimburse Bank for all of Bank's reasonable out-of-pocket costs, expenses and attorneys' fees incurred in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, (ii) to promptly pay or reimburse Bank for all of Bank's reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of any amendment, supplement or modification to this Agreement or any other Loan Documents and
          (iii) to promptly pay or reimburse Bank the reasonable fees and disbursements of counsel to Bank and the reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any other Loan Documents.

               4.05 Opinion of Borrower's Counsel. At Closing or at such other time satisfactory to Bank, Borrower shall have counsel satisfactory to Bank provide an opinion to Bank in form satisfactory to Bank relating to the Loan Documents. Upon the execution of additional Loan Documents pursuant to Section 4.02 hereof, Borrower shall have counsel satisfactory to Bank provide an opinion to Bank in form satisfactory to Bank relating to such additional Loan Documents.

               4.06 Verification and Audits. Bank has the right to perform such verifications and audits with respect to the accounts and inventory of Borrower and its Subsidiaries as Bank deems appropriate.

               4.07 Lock Box. Upon the written request of Bank, Borrower and its Subsidiaries will notify all account debtors to pay the proceeds of the accounts and any proceeds of letters of credit to a lock box located at Bank and shall furnish a copy of the notifications to Bank. The provisions of Banks standard form of Lock Box Agreement, shall apply to the lock box. Bank shall also have the right to notify the account debtors to pay the proceeds of the accounts of Borrower and its Subsidiaries directly to
          Bank.   In the event that Bank requests a lock box arrangement,
          all proceeds of the accounts of Borrower and its Subsidiaries shall be placed in a collateral account of Borrower at Bank (the "Collateral Account") and Bank will apply the proceeds in the Collateral Account to payment of the Line of Credit with any remaining balance deposited to Borrower's demand deposit account at Bank; provided that, upon the occurrence of a Default, Bank is entitled to apply the entire sums towards payment of the Loans and any of the other Secured Obligations.

              V.  Warranties, Representations and Covenants of Borrower

               5.01 Representations and Warranties. In order to induce Bank to enter into this Agreement and make the Loans, Borrower hereby represents, warrants and covenants to Bank, the following:

               (a) Borrower and each Subsidiary: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (iii) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) The execution, delivery and performance by Borrower of this Agreement, the Letter of Credit Application(s) and the other Loan Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action. The execution, delivery and performance by each Subsidiary of any Continuing Guarantee and any other Loan Documents executed by such Subsidiary are within the corporate powers of such Subsidiary and have been duly authorized by all necessary corporate action.

               (c) No consent or approval of any governmental agency or authority required in connection with the execution, delivery and performance by Borrower and the Subsidiaries of the Loan Documents is required.

               (d) All Loan Documents are legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable according to their terms and conditions, and all statements made in this Agreement are true and correct as of the date hereof in all material respects.

               (e) Borrower shall use the proceeds of the Loans only for the purposes specifically described herein or as otherwise agreed to by Bank.

               (f) To the extent applicable, Borrower and each Subsidiary has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code with respect to each plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or to a Plan under Title IV of ERISA which the failure to comply with could have a Material Adverse Effect.

               (g) Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of (i) any of the obligations, covenants or conditions contained in any indenture, agreement or other instrument to which it is a party or (ii) with respect to any judgment, order, writ, injunction, decree or decision of any government agency or authority, and which could have a Material Adverse Effect.

               (h) Neither Borrower nor any Subsidiary has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements delivered to Bank. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary which involves the possibility of any judgment, order, ruling, or liability not fully covered by insurance or fully reserved for by Borrower or a Subsidiary, and which could have a Material Adverse Effect.

               (i) Borrower and each Subsidiary has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon Borrower or any of its Subsidiaries or upon any property owned by Borrower or any of its Subsidiaries, or upon Borrower's or its Subsidiary's income, which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

               (j) Borrower and each Subsidiary has good and marketable title to all of its property, title to which is material to the Borrower or such Subsidiary, subject to no Liens, except Permitted Liens.

               (k) Borrower and each Subsidiary has complied in all material respects with all laws that are applicable to all or any part of the operation of its business activities, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes, all laws with respect to pension liabilities, and (ii) all laws pertaining to environmental protection and occupational safety and health which the failure to comply with could have a Material Adverse Effect.

               (l) Other than any agreements which have been delivered to Bank, neither Borrower nor any Subsidiary is a party to any indenture, agreement or other instrument materially and adversely affecting its business, properties or assets, operation or condition, whether financial or otherwise.

               (m) Neither Borrower nor any Subsidiary will change its principal place of business or chief executive office from the location set forth in the Loan Documents or change the location, as set forth in the Loan Documents, of any inventory or equipment owned by Borrower or such Subsidiary, unless Borrower or such Subsidiary, as applicable, has obtained Bank's prior written consent and has taken such action as is necessary to cause the security interest of Bank in the Collateral to continue to be a first priority perfected security interest subject only to Permitted Liens.

               5.02 Affirmative Covenants. From the date of this Agreement and so long as any Loan shall be outstanding, unless compliance shall have been waived in writing by Bank, Borrower shall:

               (a)   Furnish to Bank:

                     (i)  upon the request of Bank, a Compliance
                          Certificate and Borrowing Base Report in the form annexed hereto as Exhibit D certified by its Chief Financial Officer;

                     (ii) no later than 20 days after month end, a
                          Compliance Certificate and Borrowing Base Report in the form annexed hereto as Exhibit D;

                     (iii)no later than 20 days after the close of each
                          quarter of Borrower's fiscal year, an accounts receivable report of Borrower and its Subsidiaries including for each account the name of the account debtor, the balance due on the account, and an aging for the account. The report shall be in such form and shall contain such information as Bank may require and shall be certified by Borrower's Chief Financial Officer;

                     (iv) within 45 days after the close of each quarter of
                          Borrower's fiscal year, consolidated financial statements of Borrower and its Subsidiaries consisting of a balance sheet as of the end of such fiscal quarter, a statement of earnings and surplus for such fiscal quarter, and a statement of cash flow for such fiscal quarter certified by the Borrower's Chief Financial Officer;

                     (v) within 90 days after the close of Borrower's fiscal year a copy of annual consolidated financial statements of Borrower and its Subsidiaries, including a balance sheet as of the end of each such fiscal year, a statement of earnings and surplus for such fiscal year, and a statement of cash flow for such fiscal year, which statements shall be audited by an independent certified public accounting firm acceptable to Bank;

                     (vi) simultaneously with the delivery of each set of
                          financial statements of Borrower referred to above, a certificate of the Borrower's Chief Financial Officer, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 5.02(h)-(l) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries (and including, without limitation, a computation of the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters),
                          (B) stating whether there exists on the date of such certificate any Default, and if a Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                     (vii)promptly upon, and in any event within two
                          business days of, becoming aware of the
                          occurrence of any event which constitutes a Default (as hereinafter defined), notice of such occurrence together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event; and

                     (viii)such further information that Bank deems
                          reasonably necessary to monitor the Loans.

               (b) Observe and comply, and cause each of its Subsidiaries to observe and comply with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, agencies, departments, divisions, commissions, boards, courts, authorities, officials and officers, domestic or foreign, including, without limitation, (i) all laws regarding the collection, payment, and deposit of employees' income, unemployment, social security, sales, and excise taxes, all laws with respect to pension liabilities, and (ii) all laws pertaining to environmental protection and occupational safety and health with which the failure to comply could have a Material Adverse Effect.

               (c) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits prior to the date on which penalties might attach thereto and all lawful claims which, if unpaid, might become a lien or charge upon the assets of Borrower or any Subsidiaries (other than a Permitted Lien); provided, however, that Borrower and its Subsidiaries shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the legality thereof shall be contested in good faith and by appropriate proceedings and for which Borrower and its Subsidiaries have provided adequate reserves.

               (d) Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Bank, upon written request of Bank, full information as to the insurance carried.

               (e) At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all property necessary to the operation of Borrower and its Subsidiaries' material businesses.

               (f) Obtain or maintain, as applicable, and cause each of its Subsidiaries to obtain or maintain, as applicable, in full force and effect, all licenses, franchises, intellectual property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could have a Material Adverse Effect.

               (g) Promptly, and in any event within two business days, notify Bank of (i) the arising of any litigation or dispute, threatened against or affecting assets of Borrower or any Subsidiary, which, if adversely determined, could have a Material Adverse Effect; or (ii) any default under any contract to which Borrower or any Subsidiary is a party which could have a Material Adverse Effect.

               (h) Have and maintain a ratio of Consolidated Total Debt to Consolidated Net Worth of not greater than 2.00 to 1.00 as of the end of each fiscal quarter.

               (i) Have and maintain, as of the end of each fiscal quarter, net working capital of at least $2,000,000.00.

               (j) Have and maintain a Consolidated Current Ratio of at least 1.50 to 1.00 as of the end of each fiscal quarter.

               (k) Have and maintain a Consolidated Debt Service Coverage Ratio as of the end of each fiscal quarter of at least 1.50 to 1.00.

               (l) Have and maintain at all times a ratio of Consolidated Total Debt to Consolidated EBITDA for the immediately preceding four fiscal quarters of not more than 4.00 to 1.00.

               5.03 Negative Covenants. From the date of this Agreement and so long as any Loan shall be outstanding, Borrower shall not without the prior written consent of Bank:

               (a) (i) acquire all or substantially all of the assets of any entity or acquire stock or other equity interest (in whole or in part) in any entity, or permit any Subsidiary so to do, except for Permitted Acquisitions, (ii) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or permit any Subsidiary so to do, except in connection with Permitted Acquisitions, or (iii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its property (including, without limitation, any shares of capital stock of a Subsidiary) or permit any Subsidiary so to do, except for (A) sales of inventory (including, without limitation, any equipment held for sale or lease) in the ordinary course of business, (B) sales of fixed assets by Borrower or any Subsidiary during any fiscal quarter having a book value in an aggregate amount not to exceed ten percent (10%) of the book value of the total assets of Borrower or such Subsidiary, as applicable, as of the end of the fiscal quarter immediately preceding any such sale, so long as such fixed assets shall be sold to third party buyers in arms-length transactions on reasonable terms and so long as the net proceeds thereof are used solely to purchase other fixed assets which are consistent with the Company Business within a reasonable time or to pay any principal due on the Loans;

               (b) mortgage or encumber any of its assets or suffer any Liens to exist on any of its assets without the prior written consent of Bank other than Permitted Liens, or permit any Subsidiary so to do;

               (c) incur or be obligated on any Indebtedness, or permit any Subsidiary so to do, other than: (i) the Secured Obligations,
          (ii) Indebtedness, other than Indebtedness described in Subparagraph (viii) of this Section 5.03(c), existing as of the date of this Agreement, (iii) Indebtedness of a Subsidiary to Borrower or another Subsidiary or Indebtedness of Borrower to a Subsidiary, (iv) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies not yet due or payable; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, (v) Indebtedness in respect of judgments or awards for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by Borrower or such Subsidiary with respect thereto, (vi) current liabilities of Borrower or any Subsidiary incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, (vii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business, (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary's business, and (viii) Indebtedness in an amount not to exceed $500,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries relating to Liens permitted under subparagraph (viii) of the definition of Permitted Liens.

               (d) assign this Agreement or any interest herein nor transfer any interest in any Collateral (other than the sale of inventory in the ordinary course of business), whether subject to or with assumption of the Loan Documents, or otherwise;

               (e) pay any dividends or make any other distributions to its shareholders in their capacities as such, or permit any Subsidiary so to do;

               (f) terminate or make any substantial change in the duties of Terence E. Hall without the approval of the Bank, or permit any Subsidiary so to do;

               (g) engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the Company Business, or permit any Subsidiary so to do;

               (h) incur any Capital Expenditures, or allow any Subsidiary so to do, in excess of $3,000,000.00 in the aggregate for Borrower and its Subsidiaries in any fiscal year, provided that Borrower and its Subsidiaries shall be permitted to additionally incur during the Line of Credit Period Capital Expenditures in the aggregate amount of $10,000,000.00 through the use of funds obtained through the issuance of the common stock of Borrower after the date hereof; and/or

               (i) except in connection with the administration of the 1995 Stock Incentive Plan of Borrower, (a) purchase, redeem, retire or otherwise acquire, directly or indirectly, for consideration, any shares of its common stock or any warrant or option to purchase any such shares, or allow any Subsidiary so to do or (b) set aside any funds or other property or assets for any such purposes, or allow any Subsidiary so to do.

                                 VI.  Extension of Credit

               Bank will not be obligated to make any Advance or to issue any Letter of Credit, unless:

               (a) The representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of the Advance;

               (b) Borrower has observed and performed all of its covenants, obligations and agreements under this Agreement, including but not limited to the delivery to Bank of all Loan Documents and other documents required hereby;

               (c) No Default shall have occurred and be continuing, or there shall have occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a Default;

               (d) No change in the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; and

               (e) All of the representations and warranties of Borrower contained in Section 5.01 of this Agreement and of Borrower and each Subsidiary in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit as if made on and as of the date of such Loan or Letter of Credit.

                                      VII.  Defaults

               7.01 Default. The occurrence of any of the following events shall be considered a "Default" as that term is used herein:

               (a) the failure of Borrower to pay promptly when due any interest or principal on any of the Secured Obligations including but not limited to the Loans;

               (b) the failure of Borrower or any Subsidiary to observe or perform promptly when due any covenant, agreement, or obligation under this Agreement or under any of the other Loan Documents;

               (c) the material inaccuracy when made or deemed made of any warranty, representation, or statement made to Bank by Borrower or any Subsidiary, whether such warranty, representation, or statement is made (i) in this Agreement or
          (ii) in any other agreement, document, or writing;

               (d) any garnishment, seizure, or attachment of, or any tax lien or tax levy against, any assets of Borrower or any Subsidiary, including without limitation, those assets that are Collateral, unless the same is being contested in good faith and for which adequate reserves shall have been set aside on the books of Borrower or any Subsidiary and Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid same forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

               (e) one or more judgments, decrees, arbitration awards, rulings or decisions shall be entered against Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance including self-insurance or the payment or performance bonds) of $100,000.00 or more and any such judgments, decrees, awards and rulings shall not have been vacated, paid, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

               (f) Borrower or any Subsidiary defaults in any payment of principal of or interest on any Indebtedness other than the Loans in the aggregate principal amount of more than $100,000.00, in each instance, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such (or a trustee, agent or other Person acting on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

               (g) the filing by or against Borrower or any Subsidiary of a proceeding for bankruptcy, reorganization, arrangement, or any other relief afforded debtors or affecting the rights of creditors generally under the laws of any state or country or under the United States Bankruptcy Code; or

               (j) any material adverse change in the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

               7.02 Notice of Default and Remedies. In the event of a Default and such Default continues for a period of fifteen (15) days (five (5) days for the failure to make a payment of principal or interest under the Loans) after Bank has given written notice of such Default to Borrower, Bank, at its option, shall have the right to exercise any and all of Bank's rights under the Loan Documents. Nothing contained herein shall be construed to prohibit Bank from exercising any of its rights under any of the Loan Documents, whether or not there has been a Default, that Bank has the right to exercise under any of the Loan Documents even in the absence of a Default.

               7.03 No Obligation to Lend. In the event of a Default, Bank shall have no obligation to make any Loan.

                                   VIII.  Miscellaneous

               8.01 Amendments and Waivers. Neither this Agreement, nor any provisions hereof, may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

               8.02 No Third Party Beneficiary. This Agreement is solely for the benefit of the parties and is not a stipulation for the benefit of any other person or entity except for any approved assignee of Borrower and any assignee of Bank.

               8.03 Governing Law. This Agreement has been delivered to Bank and accepted by Bank in the State of Louisiana. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

               8.04 Caption Headings. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions.

               8.05 Conflict. In the event any of the provisions of this Agreement conflict with any provisions contained in any other Loan Documents, the provisions of this Agreement shall govern. This Agreement amends and supersedes the Existing Loan Agreement and this Agreement supersedes and replaces any commitment letter(s) between Bank and Borrower.

               8.06 Jurisdiction. Borrower hereby irrevocably submits to the jurisdiction of any court of the State of Louisiana or any court of the United States of America sitting in the Eastern District of Louisiana, as the Bank may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Borrower irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in any such courts. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and Borrower further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Borrower authorizes the service of process upon Borrower by registered mail sent to Borrower at the address set forth herein or such other address as Borrower may specify in writing to Bank and in the manner specified in Section
          8.07 hereof. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               8.07 Invalidity. In the event that any one or more of the provisions contained in this Agreement or the other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Loan Documents.

               8.08 Notices. All communications under or in connection with this Agreement shall be in writing and shall be mailed by first class mail or express delivery, postage prepaid, or otherwise sent by telex, telegram, telecopy or other similar form of rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered:

               To Bank:   Whitney National Bank
                          228 St. Charles Avenue
                          New Orleans, LA  70130
                          Attn:Johnny L. Kidder
                          Vice-President
                          Telecopier: (504) 586-7383

         With a copy to:  Roy E. Blossman
                          Carver, Darden, Koretzky, Tessier, Finn,
                          Blossman & Areaux, L.L.C.
                          1100 Poydras Street, Suite 2700
                          New Orleans, LA 70130
                          Telecopier: (504) 585-3801

            To Borrower:  Superior Energy Services, Inc.
                          1503 Engineers Road
                          Belle Chasse, LA 70037
                          Attn:Terence E. Hall
                          Telecopier: 393-9904

         With a copy to:  William B. Masters
                          Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                          51st Floor, 201 St. Charles Avenue
                          New Orleans, Louisiana 70170
                          Telecopier: (504) 582-8583

               8.09 Counterparts. This Agreement may be executed in several counterparts and if executed shall constitute the agreement, binding upon all the parties hereto, notwithstanding all the parties are not signatories to the original and same counterparts.

                        TO END OF PAGE INTENTIONALLY LEFT BLANK



              IN WITNESS WHEREOF, the parties have executed this Agreement on the date hereinabove set forth.

          BANK:        WHITNEY NATIONAL BANK

                By:    ______________________________
                           Hollie L. Ericksen
                        Its Assistant Vice President

          BORROWER:    SUPERIOR ENERGY SERVICES, INC.

                By:    ______________________________
                            Terence E. Hall
                             Its President